EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Kunal K. Singh, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the JPMCC Commercial Mortgage Securities Trust 2016-JP3 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Torchlight Loan Services, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator on and after November 1, 2021, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Opry Mills Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Opry Mills Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Opry Mills Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Opry Mills Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Opry Mills Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Opry Mills Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Opry Mills Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Westfield San Francisco Centre Mortgage Loan, Pacific Life Insurance Company, as Special Servicer for the Westfield San Francisco Centre Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Westfield San Francisco Centre Mortgage Loan, Deutsche Bank Trust Company Americas, as Custodian for the Westfield San Francisco Centre Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Westfield San Francisco Centre Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 693 Fifth Avenue Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 693 Fifth Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 693 Fifth Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 693 Fifth Avenue Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 693 Fifth Avenue Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 693 Fifth Avenue Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Crocker Park Phase One & Two Mortgage Loan, Greystone Servicing Company LLC (as successor to C-III Asset Management LLC), as Special Servicer for the Crocker Park Phase One & Two Mortgage Loan, Deutsche Bank Trust Company Americas, as Trustee for the Crocker Park Phase One & Two Mortgage Loan, Deutsche Bank Trust Company Americas, as Custodian for the Crocker Park Phase One & Two Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Crocker Park Phase One & Two Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 9 West 57th Street Mortgage Loan, Wells Fargo Bank, National Association, as Special Servicer for the 9 West 57th Street Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 9 West 57th Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 9 West 57th Street Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 9 West 57th Street Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 9 West 57th Street Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the West LA Office - 1950 Sawtelle Boulevard Mortgage Loan, LNR Partners, LLC, as Special Servicer for the West LA Office - 1950 Sawtelle Boulevard Mortgage Loan, Wilmington Trust, National Association, as Trustee for the West LA Office - 1950 Sawtelle Boulevard Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the West LA Office - 1950 Sawtelle Boulevard Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the West LA Office - 1950 Sawtelle Boulevard Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the West LA Office - 1950 Sawtelle Boulevard Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the West LA Office - 1950 Sawtelle Boulevard Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the 100 East Wisconsin Avenue Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 100 East Wisconsin Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 100 East Wisconsin Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 100 East Wisconsin Avenue Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 100 East Wisconsin Avenue Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 100 East Wisconsin Avenue Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 100 East Wisconsin Avenue Mortgage Loan on and after November 1, 2021.

Dated: March 7, 2022

/s/ Kunal K. Singh

Kunal K. Singh

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)